AXA Equitable Life Insurance Company

STRUCTURED CAPITAL STRATEGIES® PLUS

Application for an Individual Variable and Index Linked Deferred Annuity

Regular Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive
6th Floor
Secaucus, NJ 07094-3619

redefining / standards®

For Assistance, please call 888-517-9900
www.axa.com

PLEASE PRINT

REQUIRED

1. Contract Type *(Check one)* ☐ Non-Qualified ☐ Traditional IRA ☐ Roth IRA
☐ Qualified Plan Defined Contribution (DC) ☐ Qualified Plan Defined Benefit (DB)

2. Total Initial Contribution(s)

Initial Contribution $__________________(Minimum: $25,000) **Estimated Value Required In Case of Transfer**

Specify Method(s) of Payment:
☐ Direct Transfer (IRA or Roth IRA)
☐ Rollover (IRA or Roth IRA)
☐ 1035 Exchange (NQ)
☐ CD or Mutual Fund Proceeds (NQ)
☐ Check or Wire (make check payable to: AXA Equitable)
☐ Registered Representative/Client will request funds (IRA or Roth IRA) (AXA Equitable's assistance in collecting funds not required.)

REQUIRED

3. Account Registration **(Must be a legal resident of U.S. or U.S. territories)**

Please check one

☐ **Individual** ☐ **UGMA/UTMA** (Child's SSN ____________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ **Trust** ☐ **Qualified Plan Trust (DC/DB)** ☐ **Other Non-Natural Owner** ☐ **Custodian (IRA/ROTH)**

A. Owner

☐ Male ☐ Female Date of Birth (MM/DD/YYYY)____________ Daytime Phone # ____________

Owner Name____
(First) (Middle Initial) (Last)

Owner Taxpayer Identification Number *(Check one)* ☐ SSN ☐ EIN ☐ ITIN ____________________

____
U.S. Primary Resident Address only – No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 10.

Email Address ____

REQUIRED

B. PATRIOT Act Information **Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.**

U.S. Citizen ☐ Yes ☐ No **If yes, check one:** ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If no, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

____
Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

____
Your Employer's Name Your Occupation

Home Office: 1290 Avenue of the Americas, New York, NY 10104
X04033_National
AXA Distributors, LLC
2017 SCS App 02 PL
Cat. No. 157426
Structured Capital Strategies® Plus
Page 1 of 7

C. Joint Owner (Must be a legal resident of U.S. or U.S. territories) NQ Only

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) SSN ITIN

U.S. Primary Resident Address only – No P.O. Box City State Zip Code Email Address Joint Owner Form of Identification (Check one) Valid Driver’s License Passport State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant (Required if other than Owner.) Annuitant must complete the PATRIOT Act Information section 3B on the previous page if the owner is NOT an individual.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) SSN ITIN

U.S. Primary Residential Address only – No P.O. Box City State Zip Code

E. Joint Annuitant Only complete this section if this is a NQ 1035 Exchange of a contract with existing joint annuitants who are spouses.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one) SSN ITIN

U.S. Primary Residential Address only – No P.O. Box City State Zip Code

4. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

REQUIRED

1. %

Primary Beneficiary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

2. %

Primary Beneficiary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

1 Enter the relationship to the annuitant when the Owner is not an Individual.

X04033_National Structured Capital Strategies® Plus 2017 SCS App 02 PL Page 2 of 7

4. Beneficiary(ies) (cont’d) (Please use Special Instructions for Additional Beneficiaries.)

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

B. Contingent

1. %

Contingent Beneficiary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

2. %

Contingent Beneficiary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

1 Enter the relationship to the annuitant when the Owner is not an Individual.

5. Dollar Cap Averaging (DCA) Optional

Check box for one time period. 3 months 6 months By checking one of the two boxes above, I acknowledge that:

100% of the initial contribution will be allocated to the Dollar Cap Averaging Account.

Performance Cap Thresholds are not permitted while invested in a Dollar Cap Averaging program.

You must complete Section 6A below. Section 6B is not available if Dollar Cap Averaging is elected.

The Dollar Cap Averaging account invests in the EQ/Money Market fund.

The funds will be systematically transferred monthly from the DCA account into Segment Type Holding Accounts and will be transferred to the Segment(s) on the Segment Start Date if all the Segment Participation Requirements are met.

6. Investment Selection

REQUIRED

You must allocate your initial contribution to the Structured Investment Options in Section 6A and/or the Variable

Investment Options in Section 6B.

All future contributions will be allocated according to the percentages below unless indicated otherwise.

If you elected Dollar Cap Averaging in Section 5, your initial contribution will be allocated 100% to the Dollar Cap Averaging EQ/Money Market and the Dollar Cap Averaging transfers will be allocated according to your allocation instructions provided below.

X04033_National

Structured Capital Strategies® Plus

2017 SCS App 02 PL

6. Investment Selection (cont'd)

6A. Structured Investment Option: Segment Selection
(Please use whole percentages in this section.)

REQUIRED

I. If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment (s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection (s) below provided that all Segment Participation Requirements specified in the Contract are met.

II. **Performance Cap Threshold:** is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment.

IF YOU ELECTED DCA IN SECTION 5 YOU MAY NOT ELECT A PERFORMANCE CAP THRESHOLD.

- If the Performance Cap Rate we set for the Segment is less than the Performance Cap Threshold you set, this will result in amounts not being transferred to an available Segment while your Performance Cap Threshold is in effect.
- Although not required, you have the ability to choose a Performance Cap Threshold for some or all individual Segment Type(s).
- To choose your Performance Cap Threshold, **please check the box below and complete the Performance Cap Threshold Form.** The completed form must be submitted along with this application to our Processing Center.

☐ I want to choose a Performance Cap Threshold and have included the required form.

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %
Annual Lock Segments		**Standard Segments**	
S&P 500 Annual Lock 6 Yr -10% Buffer	______%	S&P 500 6 Year -10% Buffer	______%
Russell 2000 Annual Lock 6 Yr -10% Buffer	______%	S&P 500 6 Year -20% Buffer	______%
MSCI EAFE ETF Annual Lock 6 Yr -10% Buffer	______%	S&P 500 6 Year -30% Buffer	______%
		Russell 2000 6 Year -10% Buffer	______%
		Russell 2000 6 Year -20% Buffer	______%
		Russell 2000 6 Year -30% Buffer	______%
		MSCI EAFE ETF 6 Year -10% Buffer	______%

6B. Variable Investment Options
(Please use whole percentages)

EQ/Money Market ______%   AXA Balanced Strategy ______%

6C. Contribution Allocation Total

Structured Investment Option Total ______% + ***Variable Investment Options Total*** ______% = 100%

7. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Registered Representative, which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Registered Representative's, ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

2017 SCS App 02 PL
X04033_National
Structured Capital Strategies® Plus
Page 4 of 7

R E Q U I R E D

8. Current Insurance **BOTH questions in the Owner Response and the Registered Representative Response columns must be completed and match for the contract to be issued.**

Replacement Questions	Owner Response	Registered Representative Response
1. Do you have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new AXA contract

COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.

9. Fraud Warnings

Alabama/Arkansas/District of Columbia/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/Kentucky/Maine/Tennessee:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Kansas:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **Vermont:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • **All other states:** Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

10. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

11. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]: ______________________________

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1] Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

X04033_National
2017 SCS App 02 PL
Structured Capital Strategies® Plus
Page 5 of 7

12. Signature and Acknowledgements GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

REQUIRED

• Amounts I allocate to any of the Segment Types will first be allocated according to the Contribution Allocation percentages listed to the applicable Segment Type Holding Account. Amounts will be transferred from the Segment Type Holding Account to the applicable Segment on the next available Segment Start Date provided that the Performance Cap Rate we declare on the Segment Start Date is at least equal to any Performance Cap Threshold I specified and all other Segment Participation Requirements specified in the Contract are met.

• If the Performance Cap Rate AXA Equitable sets on a given Segment Start Date is less than the Performance Cap Threshold (“PCT”) that I specify and that is in effect on that Segment Start Date, any account value I have in the applicable Segment Type Holding Account will not be transferred into that Segment. If I do not specify a PCT, then funds will transfer into a new Segment on all available Segment Start Dates.

• Each Segment in the Structured Investment Option provides a rate of return tied to the performance of specified index or exchange traded fund. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.

• The Annual Lock Performance Cap Rate does not change during the duration of the Annual Lock Segment. The Annual Lock Segment performance may be different than that of the other segments of similar duration or that track similar indices.

• Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

• The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.

• Amounts withdrawn from the Contract may be subject to a withdrawal charge.

• In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.

• Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.

• All information and statements furnished in this application are true and complete to the best of my knowledge and belief.

• AXA Equitable may accept amendments to this application provided by me or under my authority.

• No Registered Representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company.

• Structured Capital Strategies® is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with AXA Equitable and any related products.

• The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by AXA Equitable. The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® contract.

Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies® Plus. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals.

REQUIRED

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also I understand that I may request a prospectus in paper format at any time by calling Customer Service at 877-899-3743, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

CONTRACT STATE:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the application in a state other than your primary residence state:

I certify that either: I have a second residence where the application was signed (the state of sale) or I work or maintain a business in the state where the application was signed (the state of sale). (Check one)

12. Signature and Acknowledgements (cont'd)

REQUIRED

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

X____
Owner Signature | City, | State | Date (MM/DD/YYYY)

X____
Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X____
Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

X____
Joint Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

13. Registered Representative Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ____________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X____
Primary Registered Representative Signature | Social Security Number | Rep Code

____________________ ________ % ____________________
Print Name | Phone Number

____
Client Account Number | Email Address | Rep Location

X____
Registered Representative Signature | Social Security Number | Rep Code

____________________ ________ % ____________________
Print Name | Phone Number

Registered Representative Use Only. Contact your home office for option information.

☐ **Option I** ☐ **Option II** ☐ **Option III**

Once selected, option cannot be changed

2017 SCS App 02 PL

X04033_National

Cat. No. 157426
Structured Capital Strategies® Plus
Page 7 of 7